 As filed with the Securities and Exchange Commission on October 5, 1995

                       SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                                  FORM 8-A

                For Registration of Certain Classes of Securities
                   Pursuant to Section 12(b) or 12(g) of the
                       Securities Exchange Act of 1934


                              The Rouse Company
-----------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Maryland                                       52-0735512
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(State of incorporation or organization)  (I.R.S. Employer Identification No.)

 10275 Little Patuxent Parkway,
          Columbia, Maryland                         21044-3456
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(Address of principal executive offices)                 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


          Title of each class                 Name of each exchange on
          to be so registered            which each class is to be registered
          ------------------            -------------------------------------


Common Stock, par value $.01 per share              New York Stock Exchange
Series A Convertible Preferred Stock, par            New York Stock Exchange
value $.01 per share



Securities to be registered pursuant to Section 12(g) of the Act:


                                       None
-----------------------------------------------------------------------------
                                  (Title of class)

                          Exhibit Index Located at Page 2

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Item 1.     DESCRIPTION OF THE REGISTRANT'S SECURITIES TO BE REGISTERED.

     This registration statement relates to (a) the Common Stock, par value $.01 per share (the "Common Stock"), and (b) the Series A Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), of The Rouse Company (the "Registrant"). Reference is made to the information (i) set forth under the caption "Description of Common Stock" of the prospectus constituting a part of the Registration Statement on Form S-3 filed by the Registrant with the Securities and Exchange Commission (the "SEC") on December 7, 1992 (Registration No. 33-52458) and (ii) set forth under the caption "Description of Series A Preferred Stock" of the prospectus constituting a part of the Registration Statement on Form S-3 filed by the Registrant with the SEC on February 9, 1993 (Registration No. 33-57584), which information is incorporated herein by reference.


Item 2.     EXHIBITS.

     The securities described herein are to be registered on the New York Stock Exchange, on which no other securities of the Registrant are registered. Accordingly, except as otherwise indicated, the following exhibits required in accordance with Part II to the Instructions as to exhibits on Form 8-A have been or will be duly filed with the New York Stock Exchange.

1. "Description of Common Stock" in the prospectus constituting a part of the Registration Statement on Form S-3 filed by the Registrant with the SEC on December 7, 1992 (Registration No. 33-52458).

2. "Description of Series A Preferred Stock" in the prospectus constituting a part of the Registration Statement on Form S-3 filed by the Registrant with the SEC on February 9, 1993 (Registration No. 33-57584).

3. Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 1994.

4. Quarterly Report on Form 10-Q of the Registrant for the quarter ended March 31, 1995.

5. Quarterly Report on Form 10-Q of the Registrant for quarter ended June 30, 1995.

6. Amendment to Quarterly Report on Form 10-Q of the Registrant for the quarter ended June 30, 1995.

7.     Proxy Statement of the Registrant dated March 31, 1995.

8. The Registrant's Articles of Amendment and Restatement and the Articles of Amendment and Articles Supplementary thereto (Exhibit 3 to the Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31,
1994).

9. Bylaws of the Registrant (Exhibit 3 to the Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 1994).

10.     Specimen certificate representing shares of the Common Stock

11.     Specimen certificate representing shares of the Preferred Stock.

12.     1994 Annual Report to shareholders of the Registrant.

                                SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:   October 5, 1995

                                        THE ROUSE COMPANY


                                        By:  /s/ Anthony W. Deering
                                             --------------------------------
                                             Name: Anthony W. Deering
                                             Title:  President, Chief
                                             Executive Officer and
                                             Director

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                 FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
             A Partnership Including Professional Corporations


                                                Writer's Direct Line
                                                    212-859-8763
                                                (FAX:  212-859-8586)





October 5, 1995

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

         RE:  The Rouse Company
              Registration Statement on Form 8-A

Gentlemen:

     At the request of The Rouse Company, a Maryland corporation (the "Company"), we enclose herewith for filing, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a registration statement on Form 8-A (the "Registration Statement").

     On behalf of the Company, pursuant to Rule 12d1-2 of the Exchange Act, we request that the Registration Statement be declared effective on October 16, 1995. Acceleration of the effectiveness of the Registration Statement is being requested so that the Common Stock, par value $.01 per share, and the Series A Convertible Preferred Stock, par value $.01 per share,of the Company can begin trading on the New York Stock Exchange as soon as the listing application for such securities is approved.

     A manually executed copy of the Registration Statement is being filed today with the New York Stock Exchange.

     If you have any questions or require any further information with respect to the Registration Statement or any matters relating to this filing, please call me at (212) 859-8763.

                                         Very truly yours,


                                         Philip Richter

PR:jem
Encl.: